Exhibit 32.2

WRITTEN STATEMENT OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Financial Officer of Colonial Properties Trust hereby certifies that, to his knowledge on the date hereof:

(a)             The Form 10-K/A of Colonial Properties Trust for the period ended December 31, 2002 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)              Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Colonial Properties Trust.

Date: October 10, 2003	By:	/s/ Howard B. Nelson, Jr.
Howard B. Nelson, Jr.
Chief Financial Officer